AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FIRST UNION CORPORATION

      1. The name of the corporation is FIRST UNION CORPORATION.

      2. The period of duration of the corporation shall be perpetual.

      3. The purposes for which the corporation is organized are: To act as a holding company of one or more banks and other corporations and to exercise all the rights, powers, and privileges incident to the ownership and control of such bank or banks and other corporations, including furnishing services to and for such bank or banks and other corporations.

      4. The aggregate number of shares which the corporation shall have authority to issue is Two Billion, Fifty Million (2,050,000,000) shares, divided into three (3) classes. The designation of each class, the number of authorized shares of each class, and the par value of each class, is as follows:

                                                            Par Value
      Class                         No. of Shares           Per Share
      -----                         -------------           ---------

      Common Stock                  2,000,000,000           $3.33  1/3
      Preferred Stock                  10,000,000           No-par
      Class A Preferred Stock          40,000,000           No-par

      Except as otherwise set forth in these Articles of Incorporation, the preferences, privileges, limitations and relative rights applicable to the shares of each class of the capital stock hereinabove authorized shall be fixed and determined by the Board of Directors of the corporation, and when so fixed and determined a statement of such preferences, privileges, limitations, and relative rights and entitled "Statement of Classification of Shares" or "Articles of Amendment" shall be executed by the corporation and filed with the Secretary of State of the State of North Carolina as provided by law.

      (A) The Preferred Stock hereinabove authorized may be issued from time to time in one or more series, as determined by the Board of Directors. All shares of each particular series of Preferred Stock shall be alike (except as to the date from which dividends shall commence to accrue) and all shares of Preferred Stock shall be of equal rank and shall have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may vary in a different series:

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            (a) The annual rate or rates of dividends payable on shares of such series and the dates from which such dividends shall commence to accrue;

            (b) The amount or amounts payable upon redemption thereof and the manner in which the same may be redeemed, if redeemable;

            (c) The amount or amounts payable to holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding-up of the business of the corporation;

            (d) The terms and rates of conversion or exchange thereof, if convertible or exchangeable; and

            (e) The provisions as to voting rights, if any.

Provided that the shares of any series of Preferred Stock having voting rights [may] not have more than one (1) vote per share, and if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets, other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

      The designation of each series of Preferred Stock, and its term in respect of the particulars set forth under subparagraphs (a), (b), (c), (d) and (e) hereof, shall be fixed and determined by the Board of Directors and stated in the resolution or instrument providing for the issue of such stock adopted by the Board of Directors pursuant to the authority hereby conferred, before any shares of such series are issued, and shall be set forth in full or summarized on the share certificates for such series.

      (B) The Class A Preferred Stock (including any shares of Class A Preferred Stock restored to the status of authorized but unissued Class A Preferred Stock undesignated as to series pursuant to this article 4(B)) may be divided into one or more series and issued from time to time with such preferences, privileges, limitations, and relative rights as shall be fixed and determined by the Board of Directors of the corporation. Without limiting the generality of the foregoing, the Board of Directors is also expressly authorized to the fullest extent permitted from time to time by law to fix:

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      (i) the distinctive serial designations and the division of shares of
      Class A Preferred Stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding);

      (ii) the rate or amount (or the method of determining the rate or amount) and times at which, the form in which, and the preferences and conditions under which, dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

      (iii) the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the corporation or otherwise;

      (iv) the amount or amounts and rights and preferences, if any, to which the holders of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding-up of the corporation;

      (v) the rights and preferences over or otherwise in relation to any other class (other than over the Preferred Stock or any series thereof as hereinafter provided) or series (including other series of Class A Preferred Stock), as to the right to receive dividends and/or the right to receive payments out of the net assets of the corporation upon any involuntary or voluntary liquidation, dissolution or winding-up of the corporation;

      (vi) the right, if any, of the holders of a particular series, the corporation or another person to convert or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property, or to exchange or cause exchange of such shares for shares of other classes or series or other securities, cash, indebtedness or other property, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and exchange, and the terms and conditions of adjustments, if any, at which such conversion or exchange may be made or caused;

      (vii) the obligation, if any, of the corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchased or otherwise acquired;

      (viii) the voting rights, if any, including special, conditional or limited voting rights, of the shares of a particular series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of shares of all series of Class A Preferred Stock, or of the shares of one or more series thereof, or of

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      both, in an amount greater than a majority up to such amount as is in accordance with applicable law or these Articles of Incorporation, as a condition to specified corporate action or amendments to the Articles of Corporation; and

      (ix) any other preferences, limitations and relative rights which may be so determined by resolution or resolutions of the Board of Directors.

      Shares of Class A Preferred Stock shall rank prior or superior to the Common Stock, and, as may be determined by resolution or resolutions of the Board of Directors when creating any series of Class A Preferred Stock, on a parity with or junior to (but not prior or superior to) the Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive payments out of the net assets of the corporation upon any involuntary or voluntary liquidation, dissolution or winding-up of the corporation. No shares of Class A Preferred Stock shall be given the right to vote with the shares of the Corporation's Series 1990 Preferred Stock for purposes of electing two directors in the event of dividend arrearages. All shares of Class A Preferred Stock redeemed, purchased or otherwise acquired by the corporation (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Class A Preferred Stock undesignated as to series.

      (C) The Common Stock shall be entitled to vote as provided by law, and the holders of Common Stock shall be entitled to receive, after payment to the holders of all shares of Preferred Stock and Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, the net assets of the corporation upon any involuntary or voluntary liquidation, dissolution or winding-up of the corporation.

      (D) The Corporation is hereby expressly authorized and empowered, to the fullest extent permitted from time to time by law, from time to time, by resolution or resolutions of its Board of Directors, to create and issue, in one or more series, warrants entitling the holders thereof to purchase or acquire from the Corporation shares of its Common Stock, Preferred Stock or Class A Preferred Stock, such warrants to be evidenced by instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any shares may be purchased through the exercise of said warrants shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of said warrants and as shall be permitted from time to time by law. The Board of Directors is hereby authorized and empowered to authorize the creation and issue of said warrants from time to time, for such consideration as the Board of Directors may determine. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed in, and all other matters concerning, the creation, issue, and exercise of any warrant, and the setting aside of shares or other securities for the purpose thereof, and the issuance of such Common Stock, Preferred Stock or Class A Preferred Stock, upon the exercise of the same. The Board of Directors is further authorized to issue warrants in conjunction with any Common Stock, Preferred Stock, Class A Preferred Stock, or debt

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obligations and to set the rights and terms of the same except as limited by the terms of these Articles of Incorporation or any other applicable law.

      5. The stated capital of the corporation is $3,293,830,000.00 (as of June 30, 1998).

      6.    [Deleted.]

      7. The number of directors shall be determined from time to time by the affirmative vote of a majority of the directors then in office, but the number of directors shall not be less than nine or more than 30, provided that no decrease in the number of directors shall shorten the term of any director then in office.

      The board of directors shall be divided into three classes, as determined by the affirmative vote of a majority of the directors then in office, each class to be as nearly equal in number as possible to each other class. At the annual meeting of shareholders in 1989, one class of directors shall be elected to hold office initially for a term expiring at the 1990 annual meeting of shareholders, a second class of directors shall be elected to hold office initially for a term expiring at the 1991 annual meeting of shareholders, and a third class of directors shall be elected to hold office initially for a term expiring at the 1992 annual meeting of shareholders, in each case to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

      Vacancies in the board of directors that occur between annual meetings of shareholders at which directors are elected, including vacancies resulting from an enlargement of the board within the authorized number of nine to 30 directors, shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum or by a sole remaining director, except that any vacancies resulting from removal from office by a vote of shareholders may be filled by a vote of shareholders at the same meeting at which such removal occurs. The directors elected to fill such vacancies shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class of directors to which they have been elected expires and until their successors have been duly elected and qualified.

      Any director or directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class.

      The foregoing provisions of this Article 7 shall not apply to any director who may be elected under specified circumstances by holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation.

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      Special meetings of shareholders, other than special meetings called under specified circumstances for holders of any class or series of stock of the corporation having a preference over the common stock as to dividends or upon liquidation, may be called only by the Board of Directors, the Chairman of the Board, or the President of the corporation.

      Notwithstanding any other provisions of this Charter or the By-laws of the corporation (and as permitted under North Carolina law to require higher voting percentages than otherwise prescribed by law), the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision (in this Charter, the By-laws of the corporation or otherwise) or take any action inconsistent with or (as to any matter covered by this Article 7) in a manner other than as prescribed by, this Article 7.

      8. The names and addresses of all of the incorporators are:

            Names                                     Addresses
            -----                                     ---------

      Charles C. Cameron                        301 South Tryon Street
                                                Charlotte, North Carolina

      C. C. Hope                                301 South Tryon Street
                                                Charlotte, North Carolina

      W. J. Smith                               301 South Tryon Street
                                                Charlotte, North Carolina

      9. In addition to the general powers granted corporation under the laws of the State of North Carolina, the corporation shall have full power and authority to do the following:

            (a) To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose or, the whole or any part of the good will, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

            (b) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and

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      otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of North Carolina or any other state, territory or country; and to operate, manage and control such properties, or any of them either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any of said shares of capital stock to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

            (c) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other act or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures, or other securities or evidences of indebtedness.

            (d) To borrow and lend money, but nothing herein contained shall be construed as authorizing the corporation to engage in the banking, loan, building and loan, brokerage, factorage, insurance, indemnity, savings or trust business.

      10. The shareholders of the Corporation shall have no preemptive right to acquire additional or treasury shares of any class of the Corporation, whether now or hereafter authorized, or to acquire any obligations convertible into shares of the Corporation.

      11. The personal liability of each director of the Corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as presently in effect or as the same may hereafter from time to time be in effect. No amendment, modification or repeal of this Article 11 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.


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